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                                                                    Exhibit 99.3

                         RELEASE BY RONALD M. DRESSIN


                                    RELEASE
                                    -------

     This Release (the "Release") is being executed and delivered pursuant to that certain Stock Purchase Agreement dated October 30, 2000 (the "Agreement") by and among PurchasePro.com, Inc., a Nevada corporation ("PurchasePro"), Stratton Warren Software, Inc., a Georgia corporation ("Stratton"), and the sole stockholder of Stratton, Ronald M. Dressin (the "Stockholder"). Capitalized terms used in this Release without definition shall have the respective meanings given to them in the Agreement.

     The Stockholder acknowledges that execution and delivery of this Release is a condition to the obligation of PurchasePro to enter into the Agreement and that PurchasePro is relying on this Release in consummating the stock acquisition contemplated under the Agreement (the "Acquisition").

     The Stockholder, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, in order to induce PurchasePro to enter into the Agreement, hereby agrees as follows:

     The Stockholder, on behalf of himself and his Related Parties (as defined below), hereby releases and forever discharges PurchasePro and Stratton, and each of their respective individual, joint or mutual, past and present representatives, Affiliates, officers, directors, agents, attorneys, stockholders, controlling persons, subsidiaries, successors and assigns (individually, a "Releasee" and collectively, "Releasees") from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which the Stockholder or any of his Related Parties now have or have ever had against Releasees; provided, however, nothing contained in the Release shall limit any rights or claims the Stockholder may have against PurchasePro pursuant to the terms of the Agreement or against Andrew S. Anderson.

     "Related Parties" shall mean, with respect to the Stockholder, (i) any Person (as defined below) that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with the Stockholder, (ii) any Person in which the Stockholder holds a Material Interest or (iii) any Person with respect to which the Stockholder serves as a general partner or a trustee (or in a similar capacity). For purposes of this definition, "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity. For purposes of this definition, "Material Interest" shall mean direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange
Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

     The Stockholder hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter released hereby.

     Without in any way limiting any of the rights and remedies otherwise available to any Releasee, the Stockholder shall indemnify and hold harmless each Releasee from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney's fees) whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf
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of the Stockholder or any of his Related Parties of any claim or other matter released pursuant to this Release and (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of the Stockholder or any of his Related Parties against such third party of any claims or other matters released pursuant to this Release.

     If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     This Release may not be changed except in a writing signed by the person(s) against whose interest such change shall operate. This Release shall be governed by and construed under the laws of the State of California without regard to principles of conflicts of law.

     All words used in this Release will be construed to be of such gender or number as the circumstances require.

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     IN WITNESS WHEREOF, the undersigned has executed and delivered this Release as of the date first written above.

                                   Stockholder


                                   _________________________________________
                                   Ronald M. Dressin